Exhibit 99.1

                         Form 4 Joint Filer Information


Name: DB U.S. Financial Markets Holding Corporation
Address: 60 Wall Street, New York, New York, 10005

Designated Filer: Deutsche Bank AG

Issuer and Ticker Symbol: International Securities Exchange, Inc. [ISE]

Date of Event Requiring Statement: 3/14/2005

Signature: /s/ Sonja Olsen
           ---------------
           Assistant Secretary



Name: Taunus Corporation
Address: 60 Wall Street, New York, New York, 10005

Designated Filer: Deutsche Bank AG

Issuer and Ticker Symbol: International Securities Exchange, Inc. [ISE]

Date of Event Requiring Statement: 3/14/2005

Signature: /s/ Sonja Olsen
           ---------------
           Assistant Secretary